UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2021

TEMPEST THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35890	45-1472564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 275

South San Francisco, CA 94080

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 798-8589

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TPST	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.	Other Events.

On July 23, 2021, Tempest Therapeutics, Inc. (the “Company”) entered into a sales agreement (the “Sales Agreement”) with Jefferies LLC (the “Agent”), pursuant to which the Company may sell, from time to time, up to an aggregate sales price of $100,000,000 of its common stock, $0.001 par value per share (the “Common Stock”), through the Agent. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Common Stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company.

The Common Stock sold in the offering will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on July 23, 2021, and the accompanying base prospectus dated July 23, 2021, forming part of the Company’s registration statement on Form S-3 (Registration No. 333-257990), which was declared effective on July 23, 2021.

Sales of the Common Stock, if any, made pursuant to the Sales Agreement may be sold in negotiated transactions or transactions that are deemed to be an “at the market offering”, as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market, on or through any other existing trading market for the Common Stock or by any other method permitted by law, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, or as otherwise agreed between the Company and the Agent. The Agent will be entitled to compensation equal to 3.0% of the gross proceeds from the sale of all shares of Common Stock sold through it as Agent under the Sales Agreement.

The Company intends to use any net proceeds from the offering, if any, fund the continued development of the product candidates in the Company’s pipeline, and for working capital, capital expenditures and general corporate purposes.

The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Sales Agreement and also agreed to indemnify the Agent against certain liabilities, including liabilities under the Securities Act. The foregoing description of the Sales Agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Sales Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

On July 23, 2021, Sidley Austin LLP delivered its legality opinion with respect to the Common Stock to be issued from time to time pursuant to the Sales Agreement. A copy of the legality opinion is attached hereto as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

1.1	Sales Agreement, dated July 23, 2021, between the Company and Jefferies LLC

5.1	Opinion of Sidley Austin LLP regarding the legality of the Common Stock

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPEST THERAPEUTICS, INC.

Date: July 23, 2021	By:	/s/ Stephen Brady
	Name:	Stephen Brady
	Title:	Chief Executive Officer